               Site Work, Development and Construction Agreement


                              SITE WORK DEVELOPMENT
                           AND CONSTRUCTION AGREEMENT

                                  by and among

                              ALADDIN GAMING, LLC,
                       a Nevada limited liability company

                                "Aladdin Gaming"

                                       and

                             ALADDIN HOLDINGS, LLC,
                      a Delaware limited liability company

                                   "Holdings"

                                       and

                              ALADDIN BAZAAR, LLC,
                      a Delaware limited liability company

                                "Bazaar Company"
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                               TABLE OF CONTENTS

                                                                          Page

RECITALS.....................................................................1

ARTICLE I   DEFINITIONS......................................................2

ARTICLE II  DEMOLITION WORK AND SITE WORK....................................9
      2.1   Performance of Demolition Work...................................9
      2.2   Site Work Approvals..............................................9

ARTICLE III CONSTRUCTION OF IMPROVEMENTS....................................10
      3.1   Bazaar Plans and Improvements...................................10
      3.2   Aladdin Plans and Improvements..................................10
      3.3   Conditions Precedent............................................11
      3.4   Approval of Construction Schedule...............................11

ARTICLE IV  CONSTRUCTION OBLIGATIONS
            AND COVENANTS...................................................11
      4.1   Construction Standards..........................................11
      4.2   Insurance.......................................................13
      4.3   Indemnification.................................................13
      4.4   Waiver of Subrogation...........................................13
      4.5   Reimbursement Obligations.......................................14
      4.6   Remedies and Self-Help Cure.....................................14

ARTICLES V and VI   [INTENTIONALLY DELETED].................................15

ARTICLE VII  EXERCISE OF APPROVAL RIGHTS....................................15

ARTICLE VIII  DISPUTE RESOLUTION PROCEDURES.................................15
      8.1   Arbitration.....................................................15
      8.3   Fees and Costs..................................................16

ARTICLE IX        FORCE MAJEURE.............................................17
      9.1   Force Majeure...................................................17
      9.2   Notice..........................................................17

ARTICLE X   MISCELLANEOUS PROVISIONS........................................17
      10.1  Attorneys' Fees.................................................17
      10.2  Notice..........................................................17


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                                                                          Page

      10.3  Mortgagee Notice Provisions.....................................19
      10.4  Amendment.......................................................20
      10.5  No Third Party Beneficiaries....................................20
      10.6  Counterparts....................................................20
      10.7  Governing Law...................................................20
      10.8  Waivers.........................................................21
      10.9  Assignment......................................................21
      10.10 Successors and Assigns..........................................21
      10.11 Further Assurances..............................................21
      10.12 Title and Headings..............................................21
      10.13 Pronouns........................................................21
      10.14 Severability....................................................21
      10.15 Drafting Ambiguities............................................22
      10.16 Entire Agreement................................................22
      10.17 Conflicts with REA..............................................22
      10.19 Recording Memorandum and Termination of Agreement...............22


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

                              SITE WORK DEVELOPMENT
                           AND CONSTRUCTION AGREEMENT

      THIS SITE WORK DEVELOPMENT AND CONSTRUCTION AGREEMENT ("Agreement") is entered into as of this 26th day of February, 1998, by and among Aladdin Gaming, LLC, a Nevada limited liability company ("Aladdin Gaming"), Aladdin Holdings, LLC, a Delaware limited liability company ("Holdings") and Aladdin Bazaar, LLC, a Delaware limited liability company ("Bazaar Company"), with reference to the following recitals:

                                 R E C I T A L S

      A. Aladdin Gaming is the owner of that certain real property generally located at 3667 Las Vegas Boulevard South in Clark County, Nevada, which is more particularly described on Exhibit "A-1" attached hereto (the "Site").

      B. Pursuant to a lease agreement (the "Bazaar Lease"), Aladdin Gaming will lease to Bazaar Company that portion of the Site more particularly described on Exhibit "A-2" attached hereto (the "Bazaar Site") on which Bazaar Company shall construct an enclosed themed entertainment shopping center consisting of approximately 726,000 square feet of gross building area, including approximately 462,000 retail gross leasable area at particular elevations of the Aladdin Improvements (the "Retail Facility"), as well as a multi-level parking structure for approximately 4,800 motor vehicles, and additional surface-level parking facilities beneath and adjacent to the Retail Facility for approximately 364 motor vehicles (collectively, the "Common Parking Area"), all as shown on the Plans which are described on Exhibit "B" attached hereto. The Retail Facility and the Common Parking Area are hereinafter referred to collectively as the "Bazaar Improvements".

      C. On that portion of the Site that does not include the Bazaar Site, the Music Site or the Energy Site (the "Aladdin Site") (more particularly described on Exhibit "A-3" attached hereto), the Aladdin Parties shall demolish or cause to be demolished portions of, and shall renovate, expand and construct or cause to be renovated, expanded and constructed, the hotel-casino commonly known as the "Aladdin Hotel and Casino" containing approximately 2,600 rooms and an approximately 100,000 square foot casino, together with related and physically attached facilities (the "Aladdin Hotel and Casino"), and including parking facilities beneath the Aladdin Hotel and Casino for approximately 500 motor vehicles (collectively, the "Aladdin Parking Area"), all as shown on the Plans. The Aladdin Hotel and Casino and the Aladdin Parking Area are hereinafter referred to collectively as the "Aladdin Improvements".

      D. Aladdin Gaming has leased to Energy Company a portion of the Site (the "Energy Site") (more particularly described on Exhibit "A-5" hereto") pursuant to a lease agreement dated as of December 3, 1997, pursuant to which Energy Company is obligated to construct and operate a central energy plant (the "Central Energy Plant") for the cogeneration of electricity, chilled and hot water to the Site and the distribution of electricity, chilled water and hot water to the Site. Pursuant to a lease agreement (the "Music Lease"), Aladdin Gaming has leased to Aladdin Music approximately 4.75 acres located on the corner of Audrie Street and Harmon Avenue (the "Music Site") (as more particularly described on Exhibit "A-4" hereto), to permit the construction and operation of a second hotel and casino facility consisting of certain related and physically attached facilities, including a hotel containing approximately 1,000 rooms and an approximately 50,000 square foot casino (the "Music Hotel").

      E. The Site currently has certain improvements, including portions of the Aladdin Hotel and Casino, from which asbestos must be removed or abated or which will be demolished, razed and removed (collectively, the "Demolition Work") by the Aladdin Parties pursuant to the terms of this Agreement and as shown on Exhibit "C" hereto. Thereafter, pursuant to the terms hereof, the Site will be prepared by the Aladdin Parties with certain Infrastructure Improvements and related work all as specified in the Site Work Plans (collectively, the "Site Work") so as to then permit the development and construction of the Bazaar Improvements by Bazaar Company and the Aladdin Improvements by the Aladdin Parties. The Bazaar Improvements, the Aladdin Improvements, the Central Energy Plant and the Music Hotel are sometimes hereinafter collectively referred to as the "Redeveloped Aladdin".

      F. Holdings has entered into an agreement with the County of Clark, State of Nevada (the "County") dated March 18, 1997 (the "DPW Agreement") which permits Aladdin Gaming and/or its assignees to perform the Demolition Work and a portion of the Site Work prior to the issuance of any building permits.

      G. The development, construction and operation of the Redeveloped Aladdin shall be conducted in accordance with and subject to the provisions and requirements of that certain Construction, Operation and Reciprocal Easement Agreement to be entered into concurrently herewith by and among Aladdin Gaming, Aladdin Music, and Bazaar Company, among others (the "REA").

      H. The parties to this Agreement desire to set forth their respective rights, duties and obligations with respect to the Demolition Work and the Site Work and their subsequent development and construction obligations with respect to the Redeveloped Aladdin.

      NOW, THEREFORE, incorporating and with reference to the foregoing recitals and in consideration of the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following particular meanings:

      Affiliate. "Affiliate" means a Person that Controls, is directly or indirectly Controlled by, or is under common ownership or Control with, another Person. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Bazaar Company shall not be considered to


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be an Affiliate of Aladdin Gaming, Holdings or any Affiliates thereof, and
Aladdin Gaming and Holdings shall not be considered to be Affiliates of Bazaar Company or any Affiliates thereof, notwithstanding the fact that an Affiliate of Aladdin Gaming and Holdings holds a fifty percent (50%) membership interest in Bazaar Company.

      Agreement. "Agreement" means this Site Work Development and Construction Agreement, as amended from time to time.

      Aladdin Gaming. "Aladdin Gaming" is defined in the introductory paragraph of this Agreement.

      Aladdin Hotel and Casino. "Aladdin Hotel and Casino" is defined in Recital C of this Agreement.

      Aladdin Improvements. "Aladdin Improvements" is defined in Recital C of this Agreement and includes the Buildings, Separate Utility Lines, Common Utility Lines and truck loading docks and access areas, turn-around and loading/delivery areas, storage racks, delivery elevators and related facilities, constructed and installed on the Aladdin Site, including any present or future construction or alteration thereof from time to time.

      Aladdin Music. "Aladdin Music" means Aladdin Music, LLC, a Nevada limited liability company.

      Aladdin Parking Area. "Aladdin Parking Area" is defined in Recital C of this Agreement and shall mean that portion of the Aladdin Improvements for the shared use of the Redeveloped Aladdin and all of its Permittees in connection with the parking, passage and loading of motor vehicles, together with related improvements which are at any time constructed in connection therewith, including driveways, pedestrian sidewalks, walkways and stairways, escalators, elevators, light standards, directional signs, curbs and landscaping within and adjacent to areas used for such shared parking, passage and loading, underneath the Aladdin Hotel and Casino for the use of the Aladdin Parties and their respective Permittees, in each case and to the extent indicated on Exhibit "B".

      Aladdin Parties. "Aladdin Parties" shall mean, collectively, Aladdin Gaming and Holdings, each of which shall be jointly and severally liable for the obligations and responsibilities of the other hereunder.

      Aladdin Plans. "Aladdin Plans" is defined in Section 3.2(a) of this Agreement.

      Aladdin Site. "Aladdin Site" is defined in Recital C of this Agreement.

      Bazaar Company. "Bazaar Company" is defined in the introductory paragraph of this Agreement.

      Bazaar Improvements. "Bazaar Improvements" is defined in Recital B of this Agreement and includes the Buildings, Separate Utility Lines, Common Utility Lines and truck loading docks


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

and access areas, turn-around and loading/delivery areas, storage racks, delivery elevators and related facilities, constructed and installed on the Bazaar Site, including any present or future construction or alteration thereof from time to time.

      Bazaar Lease. "Bazaar Lease" is defined in Recital B of this Agreement, and includes any amendments thereof from time to time.

      Bazaar Plans. "Bazaar Plans" is defined in Section 3.1(a) of this
Agreement.

      Bazaar Site. "Bazaar Site" is defined in Recital B of this Agreement.

      Building. "Building" shall mean all portions of the buildings and structures, as altered or restored, that exist or are constructed from time to time on a party's Tract, including the Shell and Facade.

      Central Energy Plant. "Central Energy Plant" is defined in Recital D of this Agreement and shall mean that facility by and through which the Energy Company will generate and distribute electricity, hot water and chilled water sufficient to service the power, heating, ventilating and air conditioning requirements of the Redeveloped Aladdin pursuant to the Energy Company Agreement.

      CIP. "CIP" shall mean the "Controlled Insurance Program" as defined and set forth in the Design/Build Contract.

      Claim. "Claim" is defined in Section 4.3(a) of this Agreement.

      Common Parking Area. "Common Parking Area" is defined in Recital B of this Agreement and shall mean that portion of the Bazaar Improvements for the shared use of the Redeveloped Aladdin and all of its Permittees in connection with the parking, passage and loading of motor vehicles, together with related improvements which are at any time constructed in connection therewith including driveways, pedestrian sidewalks, walkways and stairways, escalators, elevators, light standards, directional signs, curbs and landscaping within and adjacent to areas used for such shared parking, passage and loading, in each case to the extent indicated on Exhibit "B".

      Common Utility Lines. "Common Utility Lines" shall mean all utility lines, connections and facilities or portions thereof that extend to a particular point of delivery to a particular Tract designated on the Plans attached hereto as Exhibit "B", installed for the common use and benefit of all Buildings and Tracts comprising the Redeveloped Aladdin for the transmission of domestic water, fire protection water, storm drainage, and sanitary sewage, which the Aladdin Parties shall install pursuant to this Agreement and which shall be maintained, repaired and restored as set forth in the REA.

      Concerned Party, Concerned Parties. "Concerned Party" and "Concerned Parties" are defined in Section 8.1(a) of this Agreement.

      Construction Schedule. "Construction Schedule" shall mean that time schedule in reasonable


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detail attached hereto as Schedule 1 (as amended from time to time pursuant hereto) indicating certain key, threshold dates for the construction and completion of the Demolition Work, Site Work, the Bazaar Improvements, the Aladdin Improvements, the Music Hotel, and the Central Energy Plant, including the First Scheduled Opening Date and the Second Scheduled Opening Date, and changes to which and further refinements of which the parties must agree in accordance with Section 3.4 of this Agreement.

      Control. "Control" shall mean ownership of a Person or party in excess of 50% and/or the power, exercisable jointly or severally, to manage and direct a Person through the direct or indirect ownership of partnership interest, stock, trust powers, or other beneficial interests and/or management or voting rights.

      County. "County" is defined in Recital F of this Agreement.

      Cure. At such time as a Person is in Default and has received a demand for correction of such Default, such Person and its Mortgagee shall be permitted thirty (30) days or such other amount of time specified herein within which to render remedial performance sufficient to correct said Default, which correction shall be a "Cure." Whenever a Default is not capable of Cure within the specified period, a Defaulting Party (or its Mortgagee) shall be deemed to have Cured the Default if it shall have commenced Cure within the specified time period and shall have prosecuted and pursued the Cure continuously and diligently thereafter to completion.

      Default, Defaulting Party. "Default" shall mean a party's breach or violation of any of covenants, terms or obligations set forth in this Agreement. "Defaulting Party" shall mean the party in Default.

      Demolition Work. "Demolition Work" is defined in Recital E of this Agreement.

      Design/Build Contract. "Design/Build Contract" shall mean that certain Contract between Aladdin Gaming and Fluor Daniel, Inc. for Design/Build Services dated as of December 4, 1997.

      Dispute. "Dispute" is defined in Section 8.1(a) of this Agreement.

      Dispute Resolution Procedures. "Dispute Resolution Procedures" means those procedures for resolving disputes among the parties set forth in Article VIII of this Agreement.

      DPW Agreement. "DPW Agreement" is defined in Recital F of this Agreement.

      Energy Company. "Energy Company" means Northwind Las Vegas, LLC, a Nevada limited liability company.

      Energy Company Agreement. "Energy Company Agreement" shall have the meaning ascribed to it in the REA.

      Energy Company Utility Lines. "Energy Company Utility Lines" shall mean all utility lines, connections and facilities or portions thereof that extend to a particular point of delivery to a particular Tract designated on the Plans attached hereto as Exhibit "B", installed for the common use and benefit of all Buildings and Tracts comprising the Redeveloped Aladdin for the transmission of chilled water, hot water and electricity, which shall be installed and maintained by the Energy


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

Company pursuant to the Energy Company Agreement.

      Energy Site. "Energy Site" is defined in Recital D of this Agreement.

      Excuse. "Excuse" means (a) the occurrence of an event of force majeure pursuant to Article IX that interferes with a party's ability to perform its obligations under this Agreement, or (b) the Default of the other party with respect to its construction or restoration covenants set forth herein and in the REA, to the extent that such Default interferes with a non-Defaulting Party's ability to perform its obligations under this Agreement, which force majeure event or which Default shall result in the temporary relief of the interfered-with or non-Defaulting Party (as applicable) from its duty to construct or restore, as applicable, for so long as such force majeure event continues or such Defaulting Party has not Cured its Default.

      Facade. "Facade" shall mean the facia or front portions of the Buildings constituting the Aladdin Hotel and Casino that face Las Vegas Boulevard, as more specifically described in the Plans attached hereto as Exhibit "B".

      First Scheduled Opening Date. "First Scheduled Opening Date" shall mean the date by which the Aladdin Improvements and the Bazaar Improvements are scheduled to be first opened for business to the public, which shall mean that
(a) all certificates of occupancy for the Aladdin Hotel and Casino, the Common Parking Area, the Aladdin Parking Area, the Retail Facility and the Central Energy Plant shall have been issued by the County, (b) with respect to the Aladdin Hotel and Casino, all design and construction work in the casino has been substantially completed, the casino is fully operational, substantially all Salle Privee Facilities are open, and substantially all of the public areas (other than convention and meeting rooms) of the Aladdin Hotel and Casino are open; (c) the Common Parking Area and the Aladdin Parking Area are fully operational; (d) with respect to the Retail Facility, all of Bazaar Company's design and construction work in the Retail Facility, including substantially all of the public areas, has been substantially completed and the same is open; and
(e) the Central Energy Plant is fully operational or utilities are available for use by the parties from an alternative source. The First Scheduled Opening Date shall be set forth in the Construction Schedule. Notwithstanding this fact, thirteen (13) months prior to the date set forth in the Construction Schedule, the parties hereto, in their reasonable discretion, shall confirm and establish the First Scheduled Opening Date and thereafter, subject only to an Excuse, the First Scheduled Opening Date shall not be changed unless all parties, each in its sole and absolute discretion, agrees to such change.

      Indemnitor. "Indemnitor" is defined in Section 4.3(a) of this Agreement.

      Infrastructure Improvements. "Infrastructure Improvements" means those off-site and on-site infrastructure improvements as more specifically described on the Site Work Plans attached as Exhibit "D" installed, made, constructed, restored or relocated by the Aladdin Parties in order to prepare the Site for the development and construction of the Redeveloped Aladdin, and for ongoing operation as required by the DPW Agreement, the Traffic Study and the County, including, without limitation, grading, pad preparation, streets (including, without limitation, the realignment of Harmon Avenue, if and to the extent the County requires the completion of such realignment),


                                        7
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roadways, driveways, walkways, sidewalks, curbs, bridges, turning lanes, traffic control devices, traffic signals, traffic mitigation measures, water drainage and flood control mitigation measures, street lights, driveway and walkway lights, Building lights (including lighting and ceilings that are underneath the Retail Facility), signage, landscaping, pedestrian bridges, tunnels and overpasses and preparation for the installation of utilities.

      LLC Agreement. "LLC Agreement" shall mean that certain Limited Liability Company Agreement of Bazaar Company dated September 3, 1997, by and between TH Bazaar Centers, Inc., a Delaware corporation, and Aladdin Bazaar Holdings, LLC, a Nevada limited liability company, as amended on October 16, 1997, and from time to time.

      Mortgage; Mortgagor; Mortgagee. "Mortgage" shall mean an indenture of mortgage, deed of trust encumbering all or a portion of the interest of a party ("Mortgagor") in its Tract. "Mortgagee" shall mean either the trustee and beneficiary/mortgagee, individually or collectively as appropriate, under a Mortgage.

      Music Hotel. "Music Hotel" is defined in Recital D of this Agreement.

      Music Lease. "Music Lease" is defined in Recital D of this Agreement.

      Music Site. "Music Site" is defined in Recital D of this Agreement.

      NRS. "NRS" means the Nevada Revised Statutes, as currently in effect and as amended from time to time.

      Permits. "Permits" means those approvals, licenses, permits, variances, entitlements and certificates of occupancy relating to or required for the Demolition Work, the Site Work and the construction of the Aladdin Improvements and the Bazaar Improvements, as the case may be, including but not limited to those set forth on Schedule 2 hereto, which shall be obtained by the Aladdin Parties or Bazaar Company (with respect to the Bazaar Improvements), as appropriate, at such parties' sole cost and expense.

      Permittee. "Permittee" shall mean any Person from time to time entitled by the parties hereto to use, occupy or visit the Redeveloped Aladdin under any lease, sublease, deed or other instrument or arrangement, and its respective officers, directors, employees, representatives, agents, partners, members, managers, agents, architects, engineers, contractors, customers, visitors, invitees, tenants, subtenants, licenses and concessionaires, including, without limitation, the Project Architect/Engineer and the Project Contractor and their authorized agents and employees.

      Person. "Person" shall mean an individual, fiduciary, trust, partnership, limited-liability company, firm, association and corporation, or any other form of business or governmental entity.

      Plans. "Plans" shall mean collectively, the Aladdin Plans and the Bazaar Plans described on Exhibit "B" attached hereto, which shall be those certain drawings and plans to include schematics, preliminary and working drawings, designs, specifications, criteria and progress reports, as amended and revised from time to time (including during construction), with respect to the design, development and construction of the Aladdin Improvements and the Bazaar Improvements, which changes must be approved by the parties in accordance with Sections 3.1 and 3.2 of this Agreement and by the County in connection with the issuance of building permits and certificates of occupancy. The parties understand that the Plans shall be in final "as-built" form only at or after the completion of all work thereunder. The Plans shall include and reflect, without limitation, all plans and specifications for Buildings, Utility Lines, exterior and accent lighting, vehicle and pedestrian access, setback requirements, and the like.

      Pro Forma Budget. "Pro Forma Budget" shall mean that certain pro forma budget attached hereto as Schedule 3 prepared by the Aladdin Parties identifying the costs to be incurred by the Aladdin Parties for the Site Work.

      Project Architect/Engineer. "Project Architect/Engineer" shall have the meaning ascribed to it in the REA.

      Project Contractor. "Project Contractor" shall have the meaning ascribed to it in the REA.

      REA. "REA" is defined in Recital G of this Agreement.

      Redeveloped Aladdin. "Redeveloped Aladdin" is defined in Recital E of this Agreement.

      Reimbursement Obligation. "Reimbursement Obligation" is defined in Section 4.5(a) of this Agreement.

      Retail Facility. "Retail Facility" is defined in Recital B of this Agreement.

      Salle Privee Facilities. "Salle Privee Facilities" shall mean that separate 15,000 square foot luxurious gaming section of the Aladdin Hotel and Casino operated by London Clubs which is intended to cater to wealthy clientele.

      Second Scheduled Opening Date. "Second Scheduled Opening Date" shall mean that date by which the Music Hotel is scheduled to be first opened for business to the public, which shall mean that (a) all certificates of occupancy for the Music Hotel shall have been issued by the County, and (b) all design and construction work in the casino area of the Music Hotel has been completed, the casino is fully operational and guest rooms are ready to be occupied by guests. The Second Scheduled Opening Date shall in no event be later than the later of
(i) six (6) months after the First Scheduled Opening Date and (ii) November 1, 2000.

      Separate Utility Lines. "Separate Utility Lines" shall mean all utility lines, connections and facilities or portions thereof that extend to a particular point of delivery to a particular Tract designated on the Plans attached hereto as Exhibit "B", installed for the sole and exclusive use and benefit of any Buildings, Tracts or portions thereof comprising the Redeveloped Aladdin for the transmission of electrical power, natural gas, chilled water, hot water, domestic water, fire protection water, storm drainage, sanitary sewage, telephone service, cable television service, and other


                                        9
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telecommunication services, which the party requiring and benefitting from the use of such Separate Utility Lines shall install, and which shall be maintained, repaired and restored as set forth in the REA.

      Shell. "Shell" shall mean the Buildings without interior finish that will constitute the Retail Facility and the Aladdin Hotel and Casino, built by the Project Contractor, as more specifically described on Exhibit "B".

      Site. "Site" is defined in Recital A of this Agreement.

      Site Work. "Site Work" is defined in Recital E of this Agreement and is shown on the Site Work Plans, and includes all Infrastructure Improvements, as well as the installation and construction of all above- and below-ground footings, girders, columns, braces, load-bearing walls, foundations and standard structural support elements necessary for the construction, support, structural integrity, enclosure and operation of Buildings and other improvements constituting the Redeveloped Aladdin except for the Music Hotel and the Central Energy Plant, and any replacement, substitution or modification thereof, all of which shall be designed, installed and constructed by the Aladdin Parties, at their sole cost and expense.

      Site Work Plans. "Site Work Plans" shall mean those certain drawings and plans to include schematics, preliminary and working drawings, designs, specifications, criteria and progress reports, as amended and revised from time to time (including during the Site Work in accordance with Section 2.2 hereof), with respect to the Site Work, described on Exhibit "D" hereto, and shall include and reflect, without limitation, easements for the installation, use, maintenance, repair, replacement, relocation, restoration and/or removal of all Site Work.

      Tract. "Tract" shall mean the Buildings, land and/or air space comprising the Bazaar Site, the Music Site, the Energy Site or the Aladdin Site, as applicable, together with all other improvements of a party now or hereafter located thereon.

      Traffic Study. "Traffic Study" means the traffic impact mitigation plan approved by the Board of County Commissioners of the County with respect to the Redeveloped Aladdin.

      Utility Lines. "Utility Lines" shall mean all Common Utility Lines, Separate Utility Lines and Utility Company Utility Lines.

                                   ARTICLE II
                          DEMOLITION WORK AND SITE WORK

      2.1 Performance of Demolition Work. Following the issuance of all Permits, including those identified on Schedule 2, as are required to perform the Demolition Work, the Aladdin Parties, at their sole cost and expense, shall commence the Demolition Work and shall complete same in accordance with the Construction Schedule.

      2.2 Site Work Approvals.


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            (a) The most current Site Work Plans are identified on Exhibit "D".
The Aladdin Parties, at their sole cost and expense, shall prepare or cause to be prepared and shall provide Bazaar Company with copies of all revised Site Work Plans as soon as prepared by the Project Architect/Engineer and in no event on less than a monthly basis after the date of this Agreement until the completion of the Site Work. The Site Work Plans and all revised Site Work Plans (which shall clearly identify all changes from the previously approved Site Work Plans) shall be subject to the process and time period for approval each month that is set forth in Section 3.1 of the REA.

            (b) If Bazaar Company objects to the Site Work Plans and the parties are unable to resolve their differences in accordance with the procedures and within the time period contained in Section 3.1 of the REA, any party may thereafter initiate the Dispute Resolution Procedures. The Aladdin Parties shall not undertake any Site Work unless same is set forth on Site Work Plans which have been approved or deemed approved by Bazaar Company pursuant to this Section 2.2

            (c) The Aladdin Parties, at their sole cost and expense (subject only to the Reimbursement Obligation), shall proceed with and diligently prosecute to completion the Site Work in conformance with the approved Site Work Plans and in accordance with the Construction Schedule.

                                   ARTICLE III
                          CONSTRUCTION OF IMPROVEMENTS

      3.1 Bazaar Plans and Improvements.

            (a) In accordance with the Construction Schedule, Bazaar Company, at its sole cost and expense, shall prepare or cause to be prepared, and shall provide to the Aladdin Parties for review as soon as prepared by the Project Architect/Engineer and in no event on less than a monthly basis until the completion of construction of the Bazaar Improvements, the Plans to be used to construct the Bazaar Improvements (the "Bazaar Plans"). The Bazaar Plans shall be attached to this Agreement as Exhibit "B-1". The process for approval of the Bazaar Plans shall be that set forth in the LLC Agreement and in the REA.

            (b) Subject to the conditions precedent set forth in Section 3.3 hereof and in accordance with the Construction Schedule, Bazaar Company, at its sole cost and expense, shall proceed with the construction of the Bazaar Improvements and shall diligently prosecute to completion same in conformance with the Bazaar Plans and the Construction Schedule.

      3.2 Aladdin Plans and Improvements.

            (a) In accordance with the Construction Schedule, the Aladdin Parties, at their sole cost and expense, shall prepare or cause to be prepared and shall provide Bazaar Company with copies of all Plans used to construct the Aladdin Improvements (the "Aladdin Plans") as soon as prepared by the Project Architect/Engineer and in no event on less than a monthly basis until the completion of construction of the Aladdin Improvements. The Aladdin Plans shall be attached to this Agreement as Exhibit "B-2". The process and time period for approval of the Aladdin Plans shall be that set forth in Section 3.1 of the REA.

            (b) If Bazaar Company objects to the Aladdin Plans and the parties are unable to resolve their differences in accordance with the procedures and within the time period contained in Section 3.1 of the REA, any party may thereafter initiate the Dispute Resolution Procedures.

            (c) Subject to the conditions precedent set forth in Section 3.3 hereof and in accordance with the Construction Schedule, the Aladdin Parties, at their sole cost and expense, shall proceed with the construction of the Aladdin Improvements and shall diligently prosecute to completion same in conformance with the Aladdin Plans and the Construction Schedule.

      3.3 Conditions Precedent.

            (a) Bazaar Company's obligations to begin construction of the improvements for which it is responsible pursuant to Sections 3.1 and 3.2 above shall be subject to satisfaction of the following conditions:

                  (i) The Demolition Work and the Site Work (or that portion thereof which is necessary to construct the Bazaar Improvements) shall have been completed in the manner described herein; and

                  (ii) The closing of the construction financing for the Bazaar Improvements.

            (b) The Aladdin Parties' obligations to begin construction of the improvements for which they are responsible pursuant to Sections 3.1 and 3.2 above shall be subject to the closing of the construction financing for the Aladdin Improvements.

      3.4 Approval of Construction Schedule. The Aladdin Parties and Bazaar Company have mutually agreed upon the Construction Schedule attached hereto, although they anticipate that the Construction Schedule will be periodically revised and updated. Except as otherwise provided herein (in particular, with respect to the determination of the First Scheduled Opening Date), any material changes to the Construction Schedule must be approved by both the Aladdin Parties and Bazaar Company, in their reasonable discretion. If the parties cannot mutually agree to any such material change to the Construction Schedule proposed by a party then the parties shall adhere to the then existing Construction Schedule (subject to the force majeure provisions of Article IX).

                                   ARTICLE IV
                            CONSTRUCTION OBLIGATIONS
                                  AND COVENANTS

      4.1 Construction Standards. In addition to the other obligations of the parties hereunder, the parties hereby covenant and agree that:

            (a) The standard of quality of development for the Aladdin Hotel and Casino (as of the First Scheduled Opening Date) shall be equal to or better than the general quality (as of the date of this Agreement) of the Mirage Hotel and Casino (the "Mirage"), as to the Aladdin Hotel and Casino, including but not limited to interior finish, theming and attraction package, and standard hotel rooms, with a higher percentage of suites and king parlors. Such standards are intended to attract as a primary target the upper middle market segment, with an ambiance equal to or better than Bally's Casino and Hotel and the Mirage. Upon the First Scheduled Opening Date, the Aladdin Hotel and Casino is intended to be one of the top five hotel/casinos on the Las Vegas Strip, taking into consideration for such purposes the hotels existing and/or announced as of the date hereof in terms of market segment, average daily room rate and overall ambiance and market perception. Bazaar Company acknowledges that such standards are not intended to be a guaranty of the economic performance of the Aladdin Hotel and Casino and no party shall have any liability under this Agreement with respect to such economic performance. The standard of quality of development for the Retail Facility (as of the First Scheduled Opening Date) shall be equal to or better than the general quality of the Forum Shops (as of the date of this Agreement).

            (b) All work shall be performed in a good and workmanlike manner, and in accordance with good construction practice in the manner customary for such improvements, and (i) in substantial compliance with the Site Work Plans and the Aladdin Plans and Bazaar Plans, as applicable, approved pursuant hereto, unless otherwise approved in writing by Bazaar Company with respect to the Aladdin Plans or by the Aladdin Parties with respect to the Bazaar Plans, (ii) in strict compliance with all applicable laws, ordinances, orders, rules, regulations, requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof and all Permits, and (iii) in strict compliance with all covenants, conditions and restrictions affecting the Site, including the covenants of any Mortgage on any Tract or the Site and of the REA, or the requirements of any Mortgagee or insurer.

            (c) Subject to the force majeure provisions set forth in Article IX below, the parties shall prosecute and pursue the work for which they are responsible hereunder with reasonable dispatch and diligence and without unreasonable delay and in strict compliance with the Construction Schedule, using commercially reasonable efforts to, (i) in the case of the Aladdin Parties, (A) complete construction of the Aladdin Hotel and Casino and the Aladdin Parking Area by the First Scheduled Opening Date, (B) enter into an agreement to cause the completion of the construction of the Music Hotel by the Second Scheduled Opening Date, and (C) if the Central Energy Plant is not operational by the First Scheduled Opening Date, cause utilities to be provided to the Site from alternative energy sources, and, (ii) in the case of Bazaar Company, complete construction of the Retail Facility and the Common Parking Area by the First Scheduled Opening Date.

            (d) The Project Architect/Engineer and Project Contractor shall be engaged under separate written contracts with the Aladdin Parties and Bazaar Company, each reasonably satisfactory to the other. Regardless of whether the Project Architect/Engineer or Project Contractor is working on any improvements in a particular Tract, with respect to its own construction obligations, such party shall use all reasonable efforts to cooperate with the Project Architect/Engineer and the Project Contractor to coordinate the construction plans and activities on that Tract with the construction plans and activities of the other parties in order to achieve the objectives set forth herein.

            (e) Subject to Article III hereof, in order to achieve the objectives set forth in Section 4.1(a) above and to present to the public a coherent, consistent and polished finished product, each party hereto shall use all reasonable efforts to cooperate and coordinate with the other parties hereto with respect to the design and construction of all interior and exterior theming, finishes and attractions.

            (f) Each of the Aladdin Parties and Bazaar Company shall cooperate with one another in their respective efforts to apply for and obtain the Permits required for their respective obligations hereunder, at no expense or liability to the other.

            (g) Each of the Aladdin Parties and Bazaar Company agrees that it shall not (and that it shall cause its Permittees to not) (i) unreasonably interrupt or interfere with the work conducted by any other party at the Site;
(ii) cause any material increase in the cost of construction on another party's Tract, or (iii), interfere unreasonably with the use, occupancy or enjoyment of another party's Tract, or any part thereof.

            (h) Each of the Aladdin Parties and Bazaar Company, as applicable, shall provide written notice to the other at least ten (10) business days in advance of the commencement of the Demolition Work, the Site Work and the construction of the Aladdin Improvements and the Bazaar Improvements, as applicable, or any other construction, alteration or repair contemplated by NRS ss.108.234, so as to afford the Aladdin Parties and Bazaar Company an opportunity to file appropriate notices of non-responsibility.


            (i) If either the Aladdin Parties or Bazaar Company is required by its Mortgagee to obtain, or otherwise elects to require its Project Contractor to obtain, payment and/or completion bonds in connection with the improvements constructed by such party, then such party shall request that Bazaar Company or the Aladdin Parties, as applicable, be named as an obligee under such bonds, except that the rights of the other party hereto shall be subordinate to the Mortgagee's rights and the rights of the party obtaining such bond.

      4.2 Insurance. Throughout the term of this Agreement, each party shall maintain such insurance as is required by the REA and their respective Mortgagees.

      4.3 Indemnification. Each of the Aladdin Parties and Bazaar Company ("Indemnitor") shall at all times indemnify, hold harmless, protect and defend, the other parties hereto, including their Affiliates and their respective officers, directors, partners, members, managers, stockholders, landlords, agents, representatives, consultants, servants and employees, and their Tracts, as applicable (individually and collectively, "Indemnitee"), from and against all losses, claims, actions, liens, proceedings, liabilities, damages, costs and/or expenses, including the Indemnitee's reasonable attorneys' fees but excluding consequential damages (collectively, a "Claim") resulting from such Indemnitor's operation, use or ownership of its Tract or arising from any event occurring on its Tract arising under this Agreement, to the extent not resulting from the gross negligence or willful misconduct of that Indemnitee.

      4.4 Waiver of Subrogation. Each Indemnitor covenants that it will, if generally available in the insurance industry, obtain for the benefit of the Indemnitee a waiver of any right of subrogation which the insurer of Indemnitor may acquire against Indemnitee by virtue of the payment of any loss covered by insurance. In the event any Indemnitor is by law, statute or governmental regulation unable to obtain a waiver of the right of subrogation for the benefit of Indemnitee, then, during any period of time when such waiver is unobtainable, Indemnitor shall not have been deemed to have released any subrogated claim of its insurance carrier against Indemnitee, and during the same period of time Indemnitee shall be deemed not to have released Indemnitor from any claims it or its insurance carrier may assert which otherwise would have been released pursuant to this Section.

      4.5 Reimbursement Obligations.

            (a) Bazaar Company shall reimburse the Aladdin Parties for the costs associated with (i) the construction of the structural shoulder area of the Shell shared by the Retail Facility and the Aladdin Hotel and Casino in the amount of Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000),
(ii) the construction of the Facade in the amount of Eight Hundred Fifty Thousand Dollars ($850,000), and (iii) Bazaar Company's pro rata share of the financing costs incurred by the Aladdin Parties, as reasonably determined by Bazaar Company and the Aladdin Parties, in connection with the costs set forth in clauses (i) and (ii) above (the "Reimbursement Obligation"). Assuming all of the work described in clauses (i) and (ii) has been completed in accordance with the requirements of the Design/Build Contract, Bazaar Company shall pay the Reimbursement Obligation immediately upon its first draw under its construction financing. If such work has not been completed at the time of Bazaar Company's first draw and Bazaar Company's construction lender permits such partial reimbursements to be funded under its construction draws, the Reimbursement Obligation shall be paid in proportion to the work completed, as reasonably determined by Bazaar Company's construction lender. If Bazaar Company's construction lender does not permit partial reimbursement to be funded, the reimbursement obligation shall be paid in a lump sum upon completion of the applicable work.

            (b) Notwithstanding that certain Letter of Intent signed by the parties as of February 26, 1997, Bazaar Company and the Aladdin Parties shall have no reimbursement obligations one to the other with respect to the construction of the Aladdin Improvements and the Bazaar Improvements except as set forth in this Agreement, the REA and the Common Parking Area Use Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Bazaar Company be obligated to spend more than Thirty Six Million Dollars ($36,000,000) attributable to the design and construction of the Common Parking Area, and any excess costs shall be paid by the Aladdin Parties.

      4.6 Remedies and Self-Help Cure.

            (a) If any party fails to perform any of its duties or obligations under Article III with respect to the construction of the Common Parking Area and such failure involves missing a milestone on a critical path of the Construction Schedule, or if any party fails to perform any of its duties or obligations under this Article IV with respect to the maintenance and operation of Common Areas (as that term is defined in the REA), or if the Aladdin Parties fail to complete the construction of the structural shoulder area of the Shell shared by the Retail Facility and the Aladdin Hotel and Casino, any other party shall have those self-help cure rights set forth in Section 3.11 of the REA.

            (b) If there is a Default by Bazaar Company hereunder with respect to its Reimbursement Obligation, the other party shall have those rights set forth on Exhibit "E" hereto.

                                ARTICLES V and VI
                             [INTENTIONALLY DELETED]

                                   ARTICLE VII
                           EXERCISE OF APPROVAL RIGHTS

      7.1 Wherever in this Agreement, the approval or consent of any party is required, and unless a different time limit is provided herein (in which event such different time limit shall control), such approval or disapproval shall be given within twenty (20) days following the receipt of the item to be so approved or disapproved or the same shall be conclusively deemed to have been approved by such party, subject to the provisions of this Article. Such approval, or disapproval, shall be given in writing, and such approval shall not be unreasonably withheld, unless the provisions of this Agreement with respect to the particular consent or approval shall expressly provide that the same may be given or refused in the sole and absolute judgment or discretion of such party. Any disapproval shall specify with particularity the reasons therefor; provided, however, that wherever in this Agreement any party is given the right to approve or disapprove in its sole and absolute judgment or discretion, such party may disapprove without specifying a reason therefor and its disapproval shall not be subject to contest in any judicial, administrative, arbitration or other proceeding.

      7.2 A party requesting approval shall send such request in a writing setting forth the applicable time period, pursuant to Section 7.1 hereof, within which such party must act or otherwise respond. If the time specified in the notice is incorrectly set forth or omitted, the time limit shall be thirty (30) days unless a longer time period is specified in this Agreement, in which case the longer time period shall control. Failure to specify such time period shall not invalidate such notice but shall instead require the action of such party within said thirty (30) day period or such longer period.

      7.3 Any request for the consent or approval of any party shall refer to the proper section numbers of this Agreement to which the request relates, properly state the time period permitted hereunder for approval, and state that the document, or the facts contained therein, shall be deemed approved or consented to by the recipient unless the recipient objects thereto within the required time period specified in such notice. Notwithstanding anything to the contrary contained in this Agreement, no recipient's approval of or consent to the subject matter of a notice shall be deemed to have been given by its failure to object thereto if such notice (or the accompanying cover letter) did not properly refer to the applicable section of this Agreement and properly state the time period permitted hereunder for approval.

                                  ARTICLE VIII
                          DISPUTE RESOLUTION PROCEDURES

      8.1 Arbitration.

            (a) The parties hereunder agree that if they are unable in good faith to resolve any dispute or disagreement arising under or pursuant to this Agreement, including any dispute or disagreement about the interpretation or application of any provision hereof (collectively, a

"Dispute"), but not including any Default or claim of Default thereunder (which shall be resolved before a court of law), any party to the Dispute (a "Concerned Party" and together with the other parties to the Dispute, the "Concerned Parties") shall demand binding arbitration before the American Arbitration Association ("AAA") in Las Vegas, Nevada, by so notifying all other Concerned Parties and the AAA.

            (b) In a Dispute between Bazaar Company, on the one hand, and the Aladdin Parties, on the other hand, the Aladdin Parties and all Affiliates thereof shall collectively be considered a single Concerned Party. A Permitted Transferee shall not be considered a single Concerned Party with the Aladdin Parties.

            (c) Within three (3) days of a demand for arbitration of a Dispute hereunder, in accordance with the rules and guidelines of the AAA, the Aladdin Parties and Bazaar Company shall mutually agree upon one arbitrator (and two alternate arbitrators) to hear the Dispute and the demanding party shall immediately notify such arbitrator of his or her appointment. If an arbitrator is unavailable to hear the Dispute, the demanding party shall notify the alternate(s). If the parties cannot mutually agree upon an arbitrator, the demanding party shall promptly apply to the Eighth Judicial District Court of Nevada for the appointment of an arbitrator in accordance with the provisions of NRS Chapter 38 The arbitration shall take place at the offices of the AAA or at such other location to which the Concerned Parties agree in Las Vegas, Nevada. To the extent possible, the appointed arbitrator shall commence the arbitration hearing on the Dispute within three (3) days of his or her appointment and the hearing shall be conducted on consecutive days, including Saturdays and Sundays (but excluding holidays), until the completion of the hearing. In connection with any arbitration proceedings commenced hereunder, no Concerned Party shall have the right to join any third parties not a party to this Agreement other than the Project Architect/Engineer and the Project Contractor, except by written consent containing a specific reference to this Agreement signed by all Concerned Parties and the other Person sought to be joined. The decision of the arbitrator shall be final and binding on, as well as nonappealable by, the Concerned Parties. The arbitrator shall determine the award as promptly as possible after the arbitration hearing has been completed, and if at all possible not later than three (3) days after the completion of the hearing. The award of the arbitrator shall be written and signed by the arbitrator and shall be served on each Concerned Party in the manner provided in Article 10.2.

            (d) The award of the arbitrator may be entered as a judgment in a court of competent jurisdiction. To the extent permitted by law, compliance with this Article VIII by a Concerned Party is a condition precedent to the commencement by any Concerned Party of a judicial proceeding arising out of a Dispute.

            (e) If any of the provisions relating to arbitration are not adhered to or complied with, any party may petition the Eighth Judicial District Court of the State of Nevada for appropriate relief in accordance with the provisions of NRS Chapter 38.

      8.3 Fees and Costs. The prevailing party in a Dispute shall be entitled to recover from the non-prevailing party its reasonable fees and costs, including attorneys' fees and other reasonable expenses, as fixed by the arbitrator, in his or her discretion.

                                   ARTICLE IX
                                  FORCE MAJEURE

      9.1 Force Majeure. Except as otherwise expressly provided herein to the contrary, each party shall be Excused from its duty to perform any covenant or obligation hereunder, except an obligation to pay any sums of money not expressly conditioned on any party's performance of a covenant or obligation that has itself been Excused by this Section, in the event but only so long as the performance of any such covenant or obligation is prevented, delayed, retarded or hindered by any of the following: an act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders of governmental or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the respective control of such party (other than the lack or inability to procure funds to fulfill its covenants and obligations provided in this Agreement), including the timely performance of any party (other than such party) of its respective obligations under the DPW Agreement and the REA.

      9.2 Notice. In the event any party claims an Excuse from its duty to perform any covenant or obligation set forth in this Agreement due to any of the events of force majeure set forth in Section 9.1, such party shall notify the other party of the occurrence of such event of force majeure within ten (10) days following the occurrence thereof. The provisions of Section 9.1 shall not be effective to Excuse any party failing to give such notice from the performance of such covenant or obligation until such notice is given to the other party.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

      10.1 Attorneys' Fees. If any party shall institute any legal action or proceeding in connection with any Default or claim of Default under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable fees and costs, including attorneys' fees and other reasonable expenses, as fixed by the court in its discretion.

      10.2 Notice.

            (a) Any and all notices, demands, requests, consents, approvals, designations, or other communications (collectively, for purposes of this Section 10.2 only, "Notice") required or desired to be given, made, received and communicated hereunder by any party shall be in writing and delivered by personal delivery, by deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, by overnight express delivery service or by facsimile transmission, to the following addresses and fax numbers:

            To the Aladdin Parties: Aladdin Gaming, LLC
                                    2810 West Charleston Boulevard, Ste. 58
                                    Las Vegas, Nevada 89102
                                    Attn: Jack Sommer
                                    Telephone No.: (702) 870-1234
                                    Facsimile No.: (702) 870-8733


            with a copy to:         Ronald Dictrow
                                    c/o Sommer Properties
                                    280 Park Avenue
                                    New York, NY 10017
                                    Telephone No.: (212) 661-0700
                                    Facsimile No.: (212) 661-0844

            and a copy to:          Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, NY 10022-3897
                                    Attention: Wallace L. Schwartz, Esq.
                                    Telephone No.: (212) 735-3000
                                    Facsimile No.: (212) 735-2000

            and a copy to:          Schreck Morris
                                    300 S. Fourth Street, Suite 1200
                                    Las Vegas, Nevada 89101
                                    Attention: Ellen Schulhofer, Esq.
                                    Telephone No.: (702) 382-2101
                                    Facsimile No.: (702) 382-8135

            To Aladdin Bazaar:      Aladdin Bazaar Holdings, LLC
                                    c/o TH Bazaar Centers, Inc.
                                    4350 La Jolla Village Drive, Suite 400
                                    San Diego, California 92122-1233
                                    Attention:  Wayne Finley and Wendy Godoy
                                    Telephone No.: (619) 546-3535
                                    Facsimile No.: (619) 546-3307

            with a copy to:         John Bedard
                                    TH Bazaar Centers, Inc.
                                    4350 La Jolla Village Drive, Suite 400
                                    San Diego, California 92122-1233
                                    Telephone No.: (619) 546-3304
                                    Facsimile No.: (619) 546-3413
                  and
                                    Allen, Matkins, et al.
                                    501 W. Broadway, Suite 900
                                    San Diego, California  92101
                                    Attn: David A.B. Burton, Esq. and
                                          Michael Pruter, Esq.
                                    Telephone No.: (619) 233-1155
                                    Facsimile No.: (619) 233-1158

Each party may designate at any time a different or additional address for its receipt of Notice by giving at least ten (10) days' Notice of such change of address to all other parties.

            (b) Any Notice shall be deemed to have been given, made, received and communicated, as the case may be, on the date personal delivery was effected if personally served, three (3) business days after the deposit thereof in the United States mail, one (1) business day after the deposit thereof with the overnight delivery service, and on the date of transmission if by facsimile and received by the primary intended recipient (as opposed to those copied) prior to 5:00 p.m. on the recipient's business day (provided a hard copy of the same is sent in another manner permitted herein within twenty-four (24) hours of transmission); provided, however, if delivery is not completed due to the absence of the recipient or his/her refusal to accept delivery, delivery to the Person identified above for receipt of copies shall be deemed to be delivery to the primary addressee. If any such Notice requires any action or response by the recipient or involves any consent or approval solicited from the recipient, such fact shall be clearly stated in the Notice. Any responsive consent, approval or designation shall be sent as provided above and shall be deemed to have been given, made, received and communicated, as the case may be, on the date of personal delivery, the date on which the facsimile was transmitted, one (1) business day after the deposit thereof with the overnight delivery service, or three (3) business days after the same was deposited in the United States mail in conformity with this Section.

            (c) In the event a party shall give Notice to any other party of a Default, such Party shall concurrently send each of the other parties and their Mortgagees (in accordance with Article 15 of the REA) a copy of such Notice.

      10.3 Mortgagee Notice Provisions. Any Mortgagee under a Mortgage affecting the Tract of a party shall be entitled to receive notice of any Default by the party as to such Tract in the same manner provided in Section 10.2, provided that such Mortgagee shall have delivered a notice to each party, substantially in the following form:

            The undersigned, whose address is _______________ does hereby certify that it is the "Mortgagee" (as such term is defined in the Site Work Development and Construction Agreement ("Site Work Agreement")) of the Tract of land described on Exhibit "A" attached hereto and made a part hereof and being the Tract of [party] in Clark County, Nevada. In the event that any notice shall be given of the Default of the party as to whose Tract the Mortgage held by the undersigned applies, a copy thereof shall be delivered to the undersigned who shall have all rights of a Mortgagee to Cure such Default as specified in the Site Work Agreement. Failure to deliver a copy of such notice to the undersigned shall in no way affect the validity of the notice of Default as it respects such party, but shall make the same invalid as it respects the Mortgage of the undersigned and such Mortgagee's cure rights shall remain undisturbed.

In the event that any notice shall be given of the Default of a party and such defaulting party has failed to Cure or commence to Cure such Default as provided in this Agreement, then and in that event any such Mortgagee under a Mortgage affecting the Tract of the Defaulting Party shall be entitled to receive an additional notice, given in the manner provided in Section 10.2, that the Defaulting Party has failed to Cure or commence to Cure such Default. Each Mortgagee shall have thirty (30) days after receipt of said additional notice to Cure or, if such Default cannot be Cured within thirty (30) days, to commence to Cure any such Default and to prosecute said Cure continuously and diligently until completed; provided, however, that no dispute of any nature between Mortgagees shall serve to toll or extend said Cure period nor impose liability of any nature on any Party to resolve such dispute in connection with accepting Cure from any particular Mortgagee.

      10.4 Amendment. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by a written instrument that references this Agreement and is signed by the parties. The parties shall make those modifications and changes to this Agreement requested by any Mortgagees that do not materially increase their respective obligations hereunder or adversely affect or diminish their respective rights at no cost to the non-requesting party.

      10.5 No Third Party Beneficiaries. Except as set forth in Section 10.3, this Agreement is for the exclusive benefit of the parties hereto and not for the benefit of any third Person, nor shall this Agreement be deemed to have conferred any rights, express or implied, upon any third Person.

      10.6 Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute but one and the same instrument.

      10.7 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly within the State of Nevada. The parties intend and agree that the proper forum for the litigation of all actions and proceedings arising out of a Default or claim of Default under this Agreement, is any circuit court of the State of Nevada or the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada. Each of the parties agrees that it will not commence any action or proceeding arising out of or relating to this Agreement in any court other than as specified in the preceding sentence and it shall not challenge on grounds of forum non conveniens or any other grounds any action or proceeding so commenced, and hereby stipulates and irrevocably agrees that said courts have in personam jurisdiction over each of them for such litigation of any such controversy.

      10.8 Waivers. A party's waiver of another party's default or of a provision of this Agreement must be made in writing, and no such waiver shall be implied from a party's failure to take or exercise, or delay in taking or exercising, any action or right in respect thereof (unless the time specified herein for taking such action or exercising such right has expired). No express waiver of any default shall affect any default, or cover any period of time, other than the precise default and period of time specified in such express waiver. No waiver of any default in the performance of any term, covenant, restriction or condition of this Agreement shall be deemed or shall constitute a waiver of any subsequent default or of any other term, covenant, restriction or condition, nor shall any waiver constitute a continuing waiver. A party's giving of its consent or approval to any act or request of another party or the single or partial exercise of any right shall not be deemed to waive or render unnecessary the consenting party's consent to or approval of or the exercise of any subsequent acts, requests or rights, whether or not similar.

      10.9 Assignment. This Agreement may not be assigned by any party hereto except that Aladdin Gaming may assign its rights and obligations under this Agreement to Holdings, and vice versa, and any Mortgagee that succeeds to the interest of a party hereunder may assign this Agreement subject to the terms of the REA. If Mortgagee acquires title to the Aladdin Site, Mortgagee shall not be liable for any obligations or damages incurred prior to such acquisition of title but from and after such date shall assume Aladdin Gaming's obligations hereunder. The parties agree in such event to meet and mutually agree upon equitable adjustments to the Construction Schedule and timing for interim and final completion deadlines consistent with commercially reasonable and technically feasible realities of the then existing circumstances. The Aladdin Parties and Bazaar Company may collaterally assign its rights hereunder to lenders in connection with construction financing. Any assignment shall expressly be made subject to the provisions of this Agreement and no party shall be released from liability hereunder in the event of an assignment without the prior written agreement of the other parties, which agreement shall not be unreasonably withheld.

      10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective successors and assigns.

      10.11 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm any agreement contain herein in the manner contemplated hereby.

      10.12 Title and Headings. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provisions of this Agreement.

      10.13 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties require.

      10.14 Severability. The determination that any covenant, representation, warranty, condition or provision of this Agreement is invalid shall not affect the enforceability of the remaining covenants, representations, warranties, conditions or provisions hereof and, in the event of any such determination, this Agreement shall be construed as if such invalid covenant, representation, warranty, condition or provision were not included herein.

      10.15 Drafting Ambiguities. The parties and their respective counsel have reviewed and revised this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

      10.16 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and writings and respect thereto.

      10.17 Conflicts with REA. Notwithstanding anything to the contrary in
Section 10.8 above, to the extent this Agreement fails to address or conflicts with an issue or matter addressed in the REA, the provisions of the REA shall control.

      10.18 Term. This Agreement shall terminate on July 31, 1998, if Bazaar Company shall have failed to obtain its construction financing by that date, or on such date as all covenants and obligations of the parties hereunder have been performed, unless sooner terminated by the written consent of all parties hereto.

      10.19 Recording Memorandum and Termination of Agreement. Upon the execution of this Agreement, the parties hereto shall agree to the form of, and, prior to the recordation of any Mortgage and after the recordation of a Memorandum of Bazaar Lease, shall record or cause to be recorded in the office of the recorder of the County, a Memorandum of Site Work Development and Construction Agreement, substantially in the form attached hereto as Exhibit "F". Upon the termination of this Agreement, either party, at the other party's request, will execute a recordable statement of termination of this Agreement which states the applicable termination date.

      IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                         "ALADDIN GAMING"

                         ALADDIN GAMING, LLC, a Nevada limited liability company


                         By:   /s/ Ron Dictrow
                               ---------------
                               Ron Dictrow, Executive Vice President and
                               Secretary


                         "HOLDINGS"

                         ALADDIN HOLDINGS, LLC, a Delaware
                         limited liability company

                               By:   Aladdin Management Corporation,
                                     its Manager


                               By:   /s/ Jack Sommer
                                     ---------------
                                     Jack Sommer, Vice President and Secretary


                         "BAZAAR COMPANY"

                         ALADDIN BAZAAR, LLC, a Delaware limited liability company

                               By:   ALADDIN BAZAAR HOLDINGS, LLC, a
                                     Nevada limited liability company, its
                                     Member

                                     By:   Aladdin Management Corporation, its
                                           Manager


                                     By:   /s/ Jack Sommer
                                           ---------------
                                           Jack Sommer, Vice President and
                                           Secretary

                               By:   TH BAZAAR CENTERS INC., a Delaware
                                     corporation


                               By:   /s/ Wayne Finley
                                     ----------------
                                     Wayne J. Finley, Senior Vice President


                               By:   /s/ Wendy Godoy
                                     ---------------
                                     Wendy M. Godoy, Senior Vice President

                                   EXHIBIT A-1

                                    THE SITE

                                   EXHIBIT A-2

                                 THE BAZAAR SITE

                                   EXHIBIT A-3

                                THE ALADDIN SITE

                                   EXHIBIT A-4

                                 THE MUSIC SITE

                                   EXHIBIT A-5

                                 THE ENERGY SITE

                                    EXHIBIT B

                                    THE PLANS

                                   EXHIBIT B-1

                                THE BAZAAR PLANS

                                   EXHIBIT B-2

                                THE ALADDIN PLANS

                                    EXHIBIT C

                                 DEMOLITION WORK

                                    EXHIBIT D

                               THE SITE WORK PLANS

                                    EXHIBIT E

                                    REMEDIES

            A Default by Bazaar Company with respect to its Reimbursement Obligation shall ipso facto result in the creation of a lien against the Bazaar Site consistent with provisions of Section 4.3 to the REA, and shall be treated as an allocable share of real estate taxes.

                                    EXHIBIT F

                       MEMORANDUM OF SITE WORK DEVELOPMENT
                           AND CONSTRUCTION AGREEMENT


                                  MEMORANDUM OF
                SITE WORK DEVELOPMENT AND CONSTRUCTION AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Aladdin Gaming, LLC
c/o Schreck Morris
1200 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada  89101
Attn:  Ellen Schulhofer, Esq.
--------------------------------------------------------------------------------

                       MEMORANDUM OF SITE WORK DEVELOPMENT
                           AND CONSTRUCTION AGREEMENT

      THIS MEMORANDUM OF SITE WORK DEVELOPMENT AND CONSTRUCTION AGREEMENT ("Memorandum") is made as of this 26th day of February, 1998, by and between Aladdin Gaming, LLC, a Nevada limited liability company ("Aladdin Gaming"), Aladdin Holdings, LLC, a Delaware limited liability company ("Aladdin Holdings") and Aladdin Bazaar, LLC, a Delaware limited liability company ("Bazaar Company").

      1. Aladdin Gaming, Aladdin Holdings and Bazaar Company have entered into that certain Site Work Development and Construction Agreement dated of even date herewith ("Site Work Agreement"), pursuant to which they have set forth their respective rights, duties and obligations with respect to certain demolition and site work and the construction of improvements on certain real property located in the County of Clark, State of Nevada and more particularly described on Exhibit "A" hereto.

      2. The purpose of this Memorandum is to give notice of the existence of the Site Work Agreement. To the extent that any provision of this Memorandum conflicts with any provision of the Site Work Agreement, the Site Work Agreement shall control.

      3. This Memorandum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ALADDIN GAMING, LLC                 ALADDIN BAZAAR, LLC

                                    By: TH Bazaar Centers, Inc., a Delaware
                                        corporation


By:
    --------------------------
Name:                               By:
      ------------------------          ----------------------------------
Title:                                   Wayne J. Finley, Senior Vice President
       -----------------------


                                    By:
                                        -----------------------------------
By:                                      Wendy M. Godoy, Senior Vice President
    --------------------------
Name:
      ------------------------
Title:                              By: Aladdin Bazaar Holdings, LLC., a Nevada
       -----------------------      limited liability company

ALADDIN HOLDINGS, LLC               By: Aladdin Management Corporation, a Nevada
                                    corporation, its manager

By:  Aladdin Management Corporation,
its manager


                                    By:
                                        ------------------------------
                                          Ronald B. Dictrow, Treasurer


By:
    ------------------------------
      Ronald B. Dictrow, Treasurer


                                          By:
                                              -----------------------------
                                                Jack Sommer, Vice President


By:
    -----------------------------
      Jack Sommer, Vice President

STATE OF NEVADA         )
                        )     ss.
COUNTY OF CLARK         )

      This instrument was acknowledged before me on February ___, 1998, by _________ as ____________ of Aladdin Gaming, LLC.


                        ---------------------------------------------
                        Signature of Notarial Officer


STATE OF NEVADA         )
                        )     ss.
COUNTY OF CLARK         )

      This instrument was acknowledged before me on February ___, 1998, by Wayne
J. Finley as Senior Vice President of TH Bazaar Centers, Inc., Manager of Aladdin Bazaar, LLC.


                        ---------------------------------------------
                        Signature of Notarial Officer


STATE OF NEVADA         )
                        )     ss.
COUNTY OF CLARK         )

      This instrument was acknowledged before me on February ___, 1998, by Wendy
M. Godoy as Senior Vice President of TH Bazaar Centers, Inc., Manager of Aladdin Bazaar, LLC.


                        ---------------------------------------------
                        Signature of Notarial Officer


STATE OF NEVADA         )
                        )     ss.
COUNTY OF CLARK         )

      This instrument was acknowledged before me on February ___, 1998, by Ronald B. Dictrow as Treasurer of Aladdin Management Corporation, Manager of Aladdin Bazaar Holdings, LLC (in turn, Manager of Aladdin Bazaar, LLC) and as Manager of Aladdin Holdings, LLC.


                        ---------------------------------------------
                        Signature of Notarial Officer

STATE OF NEVADA         )
                        )     ss.
COUNTY OF CLARK         )

      This instrument was acknowledged before me on February ___, 1998, by Jack Sommer as Vice President of Aladdin Management Corporation, Manager of Aladdin Bazaar Holdings, LLC (in turn, Manager of Aladdin Bazaar, LLC) and Manager of Aladdin Holdings, LLC.


                        ---------------------------------------------
                        Signature of Notarial Officer


STATE OF NEVADA         )
                        )     ss.
COUNTY OF CLARK         )

      This instrument was acknowledged before me on February ___, 1998, by _________ as _________ of Aladdin Holdings, LLC.


                        ---------------------------------------------
                        Signature of Notarial Officer

                                   SCHEDULE 1

                              CONSTRUCTION SCHEDULE

                                   SCHEDULE 2

                                     PERMITS

I.    Approvals Required During Development and Construction

      A.    Environmental Approvals

            1.    Regulation of Hazardous Materials
                  a. Storm water discharge permit. Nevada Administrative Code ("NAC") 445A.232; Clark County Code ("CCC") 24.40.020.
                        To be obtained.
                  b.    Sewer connection permit. CCC 24.05.090 To be obtained.
                  c. Storage tank permit. Nevada Revised Statutes ("NRS") 459.836; NAC 590.730(1) To be obtained.
                  d. Permit to construct elevator, dumbwaiter, escalator and related equipment. NAC 618.454. Provided by Contractor.

            2.    Air Pollution Control
                  a. "Authority to construct" Certificate for air emissions source. NAC 445.704(1)(a). Provided by State. May be required for generators.
                  b. Operating Permit for air emissions source. NRS 445B.300(1)(a). Provided by State. May be required for generators.
                  c. Land cleaning or leveling permit for the disturbance of dust or vegetation. CCC 9.12.030. To be obtained.

            3.    Aviation
                  a. Approval of the Federal Aviation Administration ("FAA"). CCC 29.50.030. Obtained.
                  b.    Approval of the Clark County Department of Aviation. CCC
                        29.50.030. To be obtained.
                  c. Execution of aviation easement. CCC 29.50.030 To be obtained.

      B.    Zoning Approvals.

            1.    Conditional use permit. CCC 29.30.015, 29.30.080 & 29.66.020.
                  Obtained (UC-0334-96 & UC-2030-96).
            2. Flood control approval. Clark County Regional Flood Control District Regulations ("CCRFCD Regs") ss. 12.035(B). Preliminary approval obtained. Final approval to be obtained.
            3. Pre-development Agreement. Entered into with Clark County and approved by the Board of County Commissioners on March 18, 1997.

      C.    Building Approvals.

            1.    Traffic study approval.  Obtained.
            2. Building electrical, plumbing, mechanical, combination, swimming pool, spa, and other permits. CCC Title 22 &
                  29.56.010. To be obtained.
            3. Energy source connection approval. CCC 22.02.970. To be obtained.
            4. Demolition, Grading and Foundation Permits. To be obtained (authorized by Pre-development Agreement)

      D.    Subdivision Map Requirements.

            1.    Technical studies
                  a. Traffic Impact Mitigation Plan. Approved. (Subject to options.)
                  b. Drainage Impact Evaluation Study and Mitigation Plan. Preliminary plan approved. Final approval to be obtained.

II. Other Permits required prior to opening:

      A. Certificate(s) of occupancy. CCC 22.02.980 & 29.54.010 To be submitted.

      B.    Occupational Safety and Health Regulations

            1. Operating permit (boiler/pressure vessel). NAC 618.172. Provided after installation.
            2. Operating permit for elevators, dumbwaiters, escalators and related equipment. NAC 618.457 & 618.466. Provided after installation.

                                   SCHEDULE 3

                                PRO FORMA BUDGET